                                                                    Exhibit 10.2

================================================================================


                           AGREEMENT NOT TO COMPETE

                                by and between

                             EC ACQUISITION, INC.

                                      and

                         YUASA BATTERY (AMERICA), INC.

                               -----------------

                                 JUNE 10, 1991

                               -----------------


================================================================================

                     EXHIBIT G TO ASSET PURCHASE AGREEMENT
                           AGREEMENT NOT TO COMPETE
                           ------------------------


     THIS AGREEMENT NOT TO COMPETE (the "Agreement") is made and entered into as of the 10th day of June, 1991 by and between EC ACQUISITION, INC., a Delaware corporation ("ECA"), and YUASA BATTERY (AMERICA) CORPORATION, a California corporation ("Purchaser").

     WHEREAS, Exide Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of ECA ("Seller") and Purchaser have entered into that certain Asset Purchase Agreement dated as of June 10, 1991 (the "Purchase Agreement") pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, the Division (as such term is defined in the Purchase Agreement);

     WHEREAS, pursuant to Sections 11.3 and 12.3 of the Purchase Agreement, it is a condition precedent to the consummation of the transactions contemplated thereby that ECA and Purchaser execute and deliver this Agreement; and

     WHEREAS, ECA hereby acknowledges that it shall derive substantial benefit from the consummation of the transactions contemplated in the Purchase Agreement, and that Purchaser would not consummate the Purchase Agreement without first receiving a fully-executed original of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  Non-Competition.
         ---------------

         (a) For a period commencing on the date hereof and terminating on the tenth (10th) anniversary of the date hereof (the "Non-Compete Period"), ECA shall not, and shall cause any Affiliate (as hereinafter defined) not to, directly or indirectly (a) engage in any activity which constitutes or would constitute Business (as hereinafter defined) or (b) own, manage, control, operate, participate in or with, or be connected with the ownership, management, operation or control of, any person or entity which engages in any activity which constitutes or would constitute Business, provided, however, that (i)
                                                --------
Seller may engage in any activity constituting Business which is solely and exclusively related to the manufacture or sale of batteries used to operate motorized wheelchairs; and (ii) the provisions of Clause (b) of this
Section 1 shall not apply if (A) the entity referred to therein is an Affiliate of Yuasa Battery Co., Ltd.; (B) Purchaser and Seller shall agree at any time that Seller, or any Affiliate thereof, shall be a distributor for Purchaser with respect to any products manufactured thereby; or (C) the ownership referred to therein constitutes the ownership of securities comprising not more that 5% of the total issued and outstanding voting securities of such entity or affiliated group of entities (including in such amount any securities which are exchangeable for or convertible into voting securities of such entity). The provisions of this Section 1 shall not apply to Seller's ownership interest in Battronics (as defined herein) in accordance with the terms of Section 4 hereof. For purposes of this Agreement, the term "Affiliate" shall mean any person directly or indirectly controlled by ECA including, without limitation, General Battery Corporation, a Delaware corporation ("GBC"), EC Merger, Inc., a Delaware corporation ("ECM"), and Seller.

          (i) the term "Business" shall mean the design, research and development, manufacture, marketing, sale and distribution of (A) Products (as defined in Sub-clause (ii) below) manufactured by Purchaser as a result of the foregoing activities, to the extent such activities were conducted by Seller immediately prior to the Closing (as defined in the Purchase Agreement); (B) Products derived directly from research and development acquired from Seller at the Closing; and (C) Products developed directly from the Products described in Sub-clauses (A) and (B) above; and

          (ii) the term "Products" shall mean any batteries, battery products or battery chargers for any and all industrial uses including, without limitation, electric vehicle batteries and battery products, (other than golf cart batteries manufactured at Yuasa's plant in Sumter, South Carolina), but excluding automotive, motorcycle, garden tractor and marine use SLI batteries and battery products.

     2. Non-Disclosure and Non-Solicitation. The parties further agree that,
        -----------------------------------
during the Non-Compete Period, ECA shall not, and shall cause its Affiliates not to, directly or indirectly, without the prior written consent of Purchaser, (a) disclose or reveal to any person any information constituting any Intellectual Property Rights or Proprietary Rights (as such terms are defined in the Purchase Agreement), except (i) as required by law, or in legal or administrative proceedings, or (ii) as otherwise agreed in writing between the parties or any Affiliates thereof; (b) solicit, encourage or persuade any person who is an employee of Purchaser to terminate his or her employment with

Purchaser, or discourage any person from becoming an employee of Purchaser; or
(c) solicit, encourage or persuade any person having any business relationship with Purchaser exclusively in connection with the Business, including without limitation any customer, supplier, distributor or independent contractor of Purchaser, to terminate such business relationship.

     3.    Applicable Territories.  The parties hereby agree that the provisions
           ----------------------
of this Agreement shall apply in each of the following geographical regions (each of such regions being hereinafter referred to as a "Territory"): (a) each of the states of the United States, and (b) each of the countries set forth on Exhibit A attached hereto and hereby incorporated herein.

     4.    Special Provisions Relating to Canada, Mexico, New Zealand and South
           --------------------------------------------------------------------
Africa.
------

           (a) The parties acknowledge that Seller owns a 50% interest in the shares of common stock of Battronics, Inc., a corporation organized and existing under the laws of Canada ("Battronics"), which is engaged in the assembly and sale of industrial batteries and/or industrial battery products. In order to set forth the relative rights and obligations or each of Seller and Purchaser with respect to Battronics, the parties have entered into, all as of even date herewith, (i) that certain Agreement, by and among Seller, Purchaser and Battronics; (ii) that certain License and Technical Assistance Agreement, by and between Battronics and Purchaser (the "Industrial License"); and (iii) that certain License and Technical Assistance Agreement, by and between Battronics and Seller (the "Automotive License"). As a result of such agreements, Seller shall, from and after the date hereof, no longer be obligated to provide intellectual property rights, technical assistance or make any other form of investment in or contribution to Battronics with respect to its industrial battery operations. Accordingly, the parties hereby agree that it shall not be a violation of the terms of this Agreement for Seller to maintain its ownership of its existing interest in Battronics, provided, that it shall be a material
                                        --------
violation of Seller's obligations hereunder if Seller shall (A) make any additional capital contribution, investment, financial accommodation, extension of credit or loan to, or become a surety or guarantor for the benefit of, Battronics or (B) provide technical assistance, information not generally in the public domain, additional personnel, or any other information or means, where the effect of any of such actions would result in enabling Battronics to compete more effectively with Purchaser with respect to the Business in Canada.

           (b) The parties further acknowledge that Seller is the licensor to companies operating in Mexico, New Zealand and South Africa of certain intellectual property rights pertaining to the Business which are intended to be assigned to Purchaser under the Purchase Agreement but which, due to governmental restrictions in the aforementioned countries, are not able to be transferred as of the Closing Date (as defined in the Purchase Agreement) (such licenses being hereinafter referred to as the "Deferred Licenses"). ECA agrees to cause Seller to use its best efforts to effectuate the transfer of such Deferred Licenses as quickly after the date hereof as practicable. Until such time as Seller shall be able to transfer such Deferred Licenses, ECA shall cause Seller (i) to perform its obligations thereunder in accordance with the terms thereof and in compliance with all applicable laws, rules and regulations; and
(ii) to collect for Purchaser's benefit, and remit to Purchaser, any royalties or other compensation collected by Seller pursuant to such Deferred Licenses.

           (c)   ECA further acknowledges and agrees that the provisions of this
Section 4 constitute a limited exception to this Agreement in respect of existing arrangements of Seller, and that any investment or other activity prohibited with respect to any other person or entity in Canada, Mexico, New Zealand or South africa by ECA or its Affiliates will be a violation of this Agreement.

     5.    Prohibition on Merger or Dissolution.  ECA hereby agrees that, for so
           ------------------------------------
long as this Agreement is in full force and effect, it shall not merge, dissolve or otherwise terminate its corporate identity, whether by contract or by operation of law, nor divest itself of its controlling interest in any Affiliate, unless and until the successor or successors of ECA or such Affiliate agrees with Purchaser in writing to be bound by all of the terms and conditions hereunder to which ECA and its Affiliates are bound.

     6.    The Non-Compete Payment.  In consideration for ECA performing its
           -----------------------
obligations hereunder, at the Closing (as defined in the Purchase Agreement) Purchaser shall pay to ECA the sum of Twenty Million Dollars ($20,000,000).

     7.    Execution of Consents by ECM, GBC and Seller.  ECA agrees to cause
           --------------------------------------------
ECM, GBC and Seller to execute and deliver the consents in the form attached hereto as Appendices A, B and C, respectively.

     8.    Representations and Warranties.  Each party hereto hereby represents
           -------------------------------
and warrants to the other party hereto as follows:

          (a) Such party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

          (b) such party has all requisite corporate power and authority to enter into, execute and deliver this Agreement, and to perform the obligations required to be performed by it hereunder. The Board of Directors and, if required, the shareholders, of such party have taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise to be taken by it to authorize the execution, delivery and performance of this Agreement and the obligations to be performed by it hereunder, and this Agreement is the valid and binding agreement of such party, enforceable against such party, in accordance with its terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution and delivery of this Agreement nor the performance of any obligation created hereby will (i) violate any provision of the Certificate of Incorporation or Bylaws of such party, (ii) result in the breach of any material contract to which such party is a signatory or by which such party, or any of its assets or properties, are bound (except where the other party or parties to any such contract shall have consented in writing to such breach), or (iii) violate or conflict with any governmental or regulatory authorization or any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority by which such party, or any of its assets or properties, are bound.

          (d) No consent, approval of authorization of, or declaration, filing or registration with, any person or governmental or regulatory authority or agency is necessary to the execution, delivery or performance of this Agreement by such party.

     9.   Remedies; Equitable Relief. ECA specifically acknowledges that the
          --------------------------
remedy at law for any breach of its covenants contained herein may be inadequate, and that Purchaser shall be entitled to temporary and permanent injunctive relief, specific performance or any other equitable remedy available to Purchaser against it without the necessity of proving actual damage resulting from any breach hereof. The specific remedies set forth above shall be cumulative and non-exclusive, and shall be in addition to any other remedy, in equity or at law, to which Purchaser may otherwise be entitled.

     10.  Burden and Benefit. This Agreement shall inure to the benefit of, and
          ------------------
be binding upon, the respective successors and assigns of the parties hereto.

     11.  Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested, or sent by telex, telecopier or other electronic facsimile transmission, addressed as follows (or to such other address or addressee as the party to be notified shall have given notice of as herein provided):

          (a)  if to Purchaser, to:

               Yuasa Battery (America), Inc.
               9728 Alburtis Avenue
               Santa Fe Springs, California 90670
               Attention: Shuji Kawata
                          President
               Tel:  213-949-4266
               Fax:  213-949-5527

          with a copy, which shall not constitute notice, to:

               Graham & James
               4675 MacArthur Court, Suite 800
               Newport Beach, California 92660-1836
               Attention: W. James Scott, Jr., Esq.
               Tel:  714-752-0550
               Fax:  714-851-2497

          (b)  if to ECA, to:

               EC Acquisition, Inc.
               1111 West Long Lake, Suite 300
               Troy, Michigan 48018-4493
               Attention:  Chief Executive Officer
               Tel:  313-641-2800
               Fax:  313-641-2894
           with a copy, which shall not constitute notice, to:

                 Samuel Fried, Esq.
                 Vice President, Secretary and
                   General Counsel
                 EC Acquisition, Inc.
                 1111 West Long Lake, Suite 300
                 Troy, Michigan  48098-4493
                 Tel: 313-641-2800
                 Fax: 313-641-2849

Any such notice or other communication will be deemed to have been given only as follows: (a) if sent by telex, when the telex is transmitted and the appropriate answer back is received; or (b) if sent by any other means or personally delivered, upon delivery against receipt therefor.

     12.   Governing Law.  This Agreement will be governed by, and construed and
           -------------
interpreted in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law applied thereby.

     13.   Severability.  The convenants contained herein shall be construed to
           ------------
be a series of separate convenants, one for each Territory specified herein. Except for the Territory covered, each such separate covenant shall be deemed identical to the terms contained in this Agreement in every other respect. In the event that a court of competent jurisdiction deems any term, provision or Territory of this Agreement to be invalid, illegal or unenforceable for any reason, such term, provision or Territory shall be amended or eliminated to conform to applicable law so as to be valid and enforceable, or, if it cannot be so amended or eliminated without materially altering the intention of the parties expressed herein, the invalidity or unenforceability of such term or provision shall in no way affect to the maximum extent permissible by law the validity or enforceability of any other term, provision or Territory of this Agreement, or the validity or enforceability of the remaining separate covenants hereunder.

     14.   Entire Agreement.  This Agreement incorporates the complete and
           ----------------
entire agreement among the parties hereto with reference to the subject matter hereof, and there are no other agreements, understandings, representations or warranties, express or implied, oral or written, relating thereto between the parties. No modification or amendment of this Agreement shall be binding upon the parties unless executed in writing by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        EC ACQUISITION, INC.


                                        By: /s/ R. L. Touve
                                           ---------------------------
                                        Name:
                                        Title:
                                              ------------------------


                                        YUASA BATTERY (AMERICA), INC.



                                        By: /s/ Shuji Kawata
                                           ---------------------------
                                        Name:  Shuji Kawata
                                        Title: President

                                  APPENDIX C
                                  ----------

                                    CONSENT



        The undersigned, General Battery Corporation, a Delaware corporation and wholly-owned subsidiary of Exide Corporation, which is a wholly-owned subsidiary of Exide Corporation, which is a wholly-owned subsidiary of EC Acquisition, Inc. ("ECA"), hereby consents to be bound by and subject to all of the terms and provisions set forth in that certain Agreement Not to Compete, dated as of June 10, 1991, by and between ECA and Yuasa Battery (America), Inc., a Delaware corporation ("Purchaser"), as fully as if the undersigned had been a signatory thereto as of such date. This Consent is delivered in consideration of Purchaser entering into that certain Asset Purchase Agreement, dated as of even date herewith, by and between Purchaser and Exide Corporation, a Delaware corporation and wholly-owned subsidiary of the undersigned, and the undersigned acknowledges and agrees that Purchaser would not have entered into said Asset Purchase Agreement, which is of direct, material benefit to the undersigned, without the execution, delivery and performance by the undersigned of this Consent.

        Entered into as of this 10th day of June, 1991.



                                        GENERAL BATTERY CORP.
                                        -----------------------------


                                        By: [SIGNATURE APPEARS HERE]
                                           --------------------------
                                        Name:
                                             ------------------------
                                        Title:
                                               ----------------------

                                  APPENDIX A
                                  ----------

                                    CONSENT


     The undersigned, EC Merger, Inc., a Delaware corporation and wholly-owned subsidiary of EC Acquisition, Inc. ("ECA"), hereby consents to be bound by and subject to all of the terms and provisions set forth in that certain Agreement Not to Compete, dated as of June 10, 1991, by and between ECA and Yuasa Battery (America), Inc., a Delaware corporation ("Purchaser"), as fully as if the undersigned had been a signatory thereto as of such date. This Consent is delivered in consideration of Purchaser entering into that certain Asset Purchase Agreement, dated as of even date herewith, by and between Purchaser and Exide Corporation, a Delaware corporation and wholly-owned subsidiary of the undersigned, and the undersigned acknowledges and agrees that Purchaser would not have entered into said Asset Purchase Agreement, which is of direct, material benefit to the undersigned, without the execution, delivery and performance by the undersigned of this Consent.

     Entered into as of this 10th day of June, 1991.


                                        EC MERGER, INC.
                                        -------------------------------



                                        By: [SIGNATURE APPEARS HERE]
                                           ----------------------------

                                        Name:
                                              -------------------------

                                        Title:
                                               ------------------------

                                  APPENDIX B
                                  ----------

                                    CONSENT

     The undersigned, Exide Corporation, a Delaware corporation and wholly-owned subsidiary of EC Merger, Inc., which is a wholly-owned subsidiary of EC Acquisition, Inc. ("ECA"), hereby consents to be bound by and subject to all of the terms and provisions set forth in that certain Agreement Not to Compete, dated as of June 10, 1991, by and between ECA and Yuasa Battery (America), Inc., a Delaware corporation ("Purchaser"), as fully as if the undersigned had been a signatory thereto as of such date. This Consent is delivered in consideration of Purchaser entering into that certain Asset Purchase Agreement, dated as of even date herewith, by and between Purchaser and Exide Corporation, a Delaware corporation and wholly-owned subsidiary of the undersigned, and the undersigned acknowledges and agrees that Purchase Agreement, which is of direct, material benefit to the undersigned, without the execution, delivery and performance by the undersigned or this Consent.

     Entered into as of this 10th day of June, 1991.


                                            EXIDE CORPORATION
                                       -----------------------------------

                                       By:  /s/ [SIGNATURE APPEARS HERE]
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                   EXHIBIT A

              TERRITORIES OTHER THAN THE UNITED STATES OF AMERICA
              ---------------------------------------------------

Afghanistan                             Comoros Islands
Albania                                 Congo
Algeria                                 Cook Islands
American Samoa                          Costa Rica
Andorra                                 Cuba
Angola                                  Cyprus
Anguilla                                Czechoslovakia
Antigua and Barbuda                     Denmark
Argentina                               Djibouti
Aruba                                   Dominica
Australia                               Dominican Republic
Austria                                 Ecuador
Azores                                  Egypt
Bahamas                                 El Salvador
Bahrain                                 Equatorial Guinea
Bangladesh                              Ethiopia
Barbados                                Faeroe Islands
Belgium                                 Falkland Islands
Belize                                  Federal Rep. of Germany
Benin                                   Fiji
Bermuda                                 Finland
Bhutan                                  France
Bolivia                                 French Guiana
Botswana                                French Polynesia
Brazil                                  Gabon
British Indian Ocean                    Gambia
  Territory                             Ghana
Brunei                                  Gibraltar
Bulgaria                                Great Britain
Burkina Faso                            Greece
Burma                                   Greenland
Burundi                                 Grenada
Cameroon                                Guadeloupe
Canada                                  Guam
Cape Verde                              Guatemala
Cayman Islands                          Guinea
Central African Republic                Guinea-Bissau
Chad                                    Guyana
Channel Islands                         Haiti
Chile                                   Honduras
People's Rep. of China                  Hong Kong
Colombia                                Hungary

Iceland                                 New Caledonia
India                                   New Zealand
Indonesia                               Nicaragua
Iran                                    Niger
Iraq                                    Nigeria
Ireland                                 Niue Island
Isle of Man                             Norfolk Island
Israel                                  Northern Marianas
Italy                                   Norway
Ivory Coast                             Oman
Jamaica                                 Pacific Trust Territory
Japan                                   Pakistan
Jordan                                  Panama
Kampuchea                               Papua New Guinea
Kenya                                   Paraguay
Kiribati                                Peru
Korea (South)                           Philippines
Korea (North)                           Pitcairn Island
Kuwait                                  Poland
Laos                                    Portugal
Lebanon                                 Puerto Rico
Lesotho                                 Qatar
Liberia                                 Reunion
Libya                                   Romania
Liechtenstein                           Rwanda
Luxembourg                              St. Christopher & Nevis
Macao                                   St. Helena Island Group
Madagascar                              St. Lucia
Madeira Islands                         St. Pierre & Miquelon
Malawi                                  St. Vincent and
Malaysia                                  the Grenadines
Maldives                                San Marino
Mali                                    Sao Tome & Principe
Malta                                   Saudi Arabia
Marshall Islands                        Senegal
Martinique                              Seychelles
Mauritius                               Sierra Leone
Mexico                                  Singapore
Micronesia Federation                   Solomon Islands
Midway Island                           Somalia
Monaco                                  South Africa
Mongolia                                Spain
Montserrat                              Sri Lanka
Morocco                                 Sudan
Mozambique                              Suriname
Namibia                                 Swaziland
Nauru                                   Sweden
Nepal                                   Switzerland
Netherlands                             Syria
Netherlands Antilles                    Taiwan

Tanzania
Thailand
Togo
Tokelau
Tonga
Trinidad and Tobago
Tunisia
Turkey
Turks and Caicos Islands
Tuvalu
Uganda
Union of Soviet Socialist
  Republics
United Arab Emirates
Uruguay
Vanuatu
Venezuela
Virgin Islands
Wake Island
Wallis and Futuna Islands
Western Samoa
Yemen
Yugoslavia
Zaire
Zambia
Zimbabwe